Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


     The undersigned on behalf of the plan administrator of the Plan hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report for the C&D Technologies' 401(k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.


Date:  June 26, 2003                        /s/Kevin D. Burgess
       -------------                           -------------------------------
                                               Kevin D. Burgess
                                               Vice President of Human Resources
                                               (C&D Technologies Pension
                                               Administration Committee, Plan
                                               Administrator)



     A signed original of this certification required by Section 906 has been provided to C&D Technologies, Inc. and will be retained by C&D Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.